Exhibit 10(j)(v)

FIFTH AMENDMENT TO THE McDONALD’S CORPORATION
SEVERANCE PLAN
The McDonald’s Corporation Severance Plan, as most recently amended and restated effective September 30, 2015 and as subsequently amended by the First, Second, Third, and Fourth Amendments, is hereby further amended as set forth below, effective as of June 5, 2018.
I.
The following is added as the second sentence of Section 5.1:
Notwithstanding the foregoing, with respect to any Qualifying Employee whose termination occurs in connection with the 2018 reorganization of the U.S. business, Severance Pay and sabbatical pay, if any, shall be paid to the Qualifying Employee in a single lump sum as soon as reasonably practicable following the later of the Termination Date or the Release Date, but in no event later than December 31, 2018.

II.
Except as herein amended, the Plan shall remain in full force and effect.

Executed this June 5, 2018.

McDONALD’S CORPORATION

/s/ David Carroll
David Carroll
Corporate Vice President, Global Total Rewards